Exhibit 99.1

CorMedix Therapeutics to Acquire Substantially All Assets of Heron Therapeutics, Expanding Its Portfolio of Products Used in Institutional Settings of Care

Adds four commercial-stage products — ZYNRELEF®, APONVIE®, CINVANTI® and SUSTOL® — to CorMedix's hospital- and acute-care-focused commercial platform

Upfront consideration consisting of $145 million in cash, subject to customary purchase price adjustments, plus 14,583,333 shares of CorMedix common stock

Additional consideration of up to $55 million in earn-out payments to Heron tied to calendar year 2028 ZYNRELEF net sales plus a royalty on net sales of certain products above a sales threshold

Transaction expected to be immediately accretive to CorMedix earnings and free cash flow, as well as estimated to generate $45-$60 million in near-term total operating cost synergies

CorMedix entered into a new senior secured term loan facility with funds managed by Pharmakon Advisors and will draw $75 million of non-dilutive financing to support the transaction

Heron to remain a publicly traded company with its credit facility repaid, a significant position in CorMedix common stock and rights to earn-out and royalty payments

Transaction expected to close in the first quarter of 2027, subject to regulatory clearance and approval by Heron stockholders and other customary closing conditions

CorMedix to host a conference call and webcast today at 4:30 p.m. Eastern Time

PARSIPPANY, N.J. and CARY, N.C., November 9, 2026 — CorMedix Therapeutics (Nasdaq: CRMD) ("CorMedix") and Heron Therapeutics, Inc. (Nasdaq: HRTX) ("Heron") today announced that they have entered into a definitive asset purchase agreement (the “Agreement”) under which CorMedix will acquire substantially all of the assets of Heron, and assume certain of Heron's liabilities, for upfront consideration consisting of $145 million in cash, subject to customary purchase price adjustments, plus 14,583,333 shares of CorMedix common stock, plus up to $55 million in contingent earn-out payments and royalties on net sales of certain Heron products. The transaction has been unanimously approved by the Boards of Directors of both companies.

The acquisition adds four commercial-stage products to CorMedix's portfolio: ZYNRELEF (bupivacaine and meloxicam) extended-release solution for postoperative pain; APONVIE (aprepitant) injectable emulsion for the prevention of postoperative nausea and vomiting; CINVANTI (aprepitant) injectable emulsion and SUSTOL (granisetron) extended-release injection for the prevention of chemotherapy-induced nausea and vomiting. Each is administered in hospitals, ambulatory surgical centers or infusion centers — the institutional settings of care where CorMedix has built its commercial infrastructure. The transaction also includes the assumption of Heron’s rights with respect to products covered by Heron’s multi-product Development and License Agreement.

Management Commentary

"This acquisition is a meaningful step forward in our strategy to build a diversified portfolio of products used in institutional settings of care, which creates substantial value for CorMedix shareholders," said Joseph Todisco, Chairman & Chief Executive Officer of CorMedix. "Heron's products are a natural fit for the commercial platform we have built, and we see ZYNRELEF in particular as an asset with significant untapped potential as hospitals and surgery centers increasingly adopt non-opioid approaches to postsurgical pain. We expect to realize $45-$60 million in operating cost synergies by leveraging our existing infrastructure, and we have structured this transaction in a manner which will be immediately accretive to earnings and free cash flow. Importantly, the Pharmakon facility gives us an efficient source of non-dilutive capital to fund this transaction while preserving dry powder for additional growth-oriented business development opportunities, including the flexibility of a second $75 million tranche to fund further growth."

"Following a thorough review of strategic alternatives, our Board concluded that this transaction offers the most compelling path forward for Heron stockholders," said Craig Collard, Chief Executive Officer of Heron. "The transaction provides substantial consideration through a combination of cash, CorMedix stock and earn-out payments, enabling Heron to complete the repayment of its outstanding credit facility with Hercules and become a significant stockholder of a company we believe is well-positioned for future growth and value creation. In addition, the earn-out and royalties provide the opportunity for Heron and our stockholders to further benefit from the success of the products our team has built. I am deeply grateful to the entire Heron team for their hard work advancing the standard of care for patients, and I believe that CorMedix has the scale, financial strength and institutional commercial focus to accelerate the growth of ZYNRELEF and APONVIE and to help ensure that CINVANTI continues to reach the patients who rely on it."

Transaction Terms

Under the terms of the Agreement, CorMedix will pay upfront consideration consisting of $145 million in cash, subject to customary purchase price adjustments, and issue 14,583,333 shares of CorMedix common stock. The number of shares was determined by dividing $105 million by $7.20 per share and is fixed, subject to customary adjustment for stock splits and similar events; it will not be adjusted for changes in CorMedix's share price prior to closing. Based on the closing price of CorMedix common stock of $5.32 on November 6, 2026, the stock consideration has a value of approximately $77.6 million, and the upfront consideration has an aggregate value of approximately $222.6 million.

In addition to the upfront consideration, Heron will be eligible to receive:

•
Total earn-out payments of up to $55 million: $25 million if ZYNRELEF net sales equal or exceed $65 million for calendar year 2028, plus an additional $30 million if ZYNRELEF net sales equal or exceed $95 million for calendar year 2028; and
•
A 5% royalty on the portion of combined annual net sales of CINVANTI, SUSTOL and the products covered by Heron’s multi-product Development and License Agreement which exceed $25 million in calendar year 2027, calendar year 2028 and calendar year 2029.

In connection with the transaction, Rubric Capital Management LP ("Rubric"), the holder of Heron’s senior unsecured convertible notes due 2031, has agreed to exchange this debt, consisting of $35.0 million in aggregate principal amount of such notes plus accrued and unpaid interest (approximately $37.8 million in the aggregate as of September 30, 2026), for shares of CorMedix common stock received by Heron (the “Exchange”). This Exchange between Heron and Rubric is expected to occur in four quarterly tranches following the closing, subject to the terms and conditions of the exchange agreement.

Both Heron and Rubric have entered into respective governance agreements with CorMedix, wherein Heron shall have the right to name one new member to the CorMedix Board of Directors for so long as Heron continues to hold at least 10% of the outstanding shares of CorMedix and where each of Heron and Rubric have agreed to prohibitions on certain conduct and limitations on trading in CorMedix shares.

The transaction is subject to approval by Heron stockholders, the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The transaction is not subject to any financing contingency and is expected to close in the first quarter of 2027.

In connection with the transaction, certain Heron stockholders holding approximately 22% of Heron’s outstanding common stock, including Rubric, have entered into voting agreements with Heron and CorMedix pursuant to which they have agreed to vote their shares in favor of the transaction.

Strategic Rationale

The acquisition advances CorMedix's strategy of expanding its portfolio with differentiated products used in institutional settings of care. Following its acquisition of Melinta Therapeutics, CorMedix has assembled a commercial organization focused on hospitals, infusion centers, dialysis clinics and other institutional settings of care. The Heron portfolio is highly complementary to this footprint, sharing overlapping call points across hospital pharmacy and therapeutics committees, group purchasing organizations, integrated delivery networks and ambulatory surgical centers.

•
Scale and diversification: Adds an established revenue base of approximately $150 million on September 30, 2026, trailing twelve-month net product revenue across acute care and oncology supportive care, further broadening CorMedix's revenue mix.
•
Commercial and operational leverage: Deploys Heron's products through CorMedix’s existing institutional commercial, market access, medical affairs and supply chain infrastructure, driving the $45–$60 million in total expected operating cost synergies.
•
Growth from the acute care franchise: ZYNRELEF and APONVIE represent the fastest-growing products in the Heron portfolio and are positioned for continued expansion in the hospital and ambulatory surgical center settings.
•
Expanded hematology/oncology presence: CINVANTI, SUSTOL and products covered by Heron’s multi-product Development and License Agreement complement CorMedix's emerging position in the space with REZZAYO® (rezafungin for injection), which is currently indicated for treating candidemia and invasive candidiasis and in development for prophylaxis of invasive fungal disease in allogeneic stem cell transplant patients.

Expected Pro Forma Financial Profile and Financing1

CorMedix expects the transaction to be immediately accretive to earnings and free cash flow upon closing and to generate operating cost synergies of an estimated $45-$60 million on an annualized run-rate basis by year-end 2027, driven primarily by the elimination of redundant commercial, general and administrative, and public company expenses.

CorMedix expects pro forma 2026 estimated revenue for the combined business to be $465-$490 million. In addition, CorMedix expects the acquired Heron assets to generate approximately $125–150 million of estimated pro forma revenue in 2027.

Concurrent with the signing of the Agreement, CorMedix entered into a new $150 million senior secured term loan facility with funds managed by Pharmakon Advisors, LP ("Pharmakon"). Under the facility,

1 The pro forma results and the non-GAAP measures were prepared by combining the estimated financial results of CorMedix and Heron without further adjustment. As such, the foregoing includes non- GAAP financial measures. CorMedix has not provided a reconciliation of the applicable non-GAAP measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a quantitative reconciliation is not available without unreasonable effort.

CorMedix expects to draw $75 million at the closing of the Heron asset acquisition, and an additional $75 million tranche may be drawn at CorMedix's discretion through June 30, 2028 to support future business development transactions.

Pharmakon Advisors, LP is a leading investor in non-dilutive debt for the life sciences industry and serves as the investment manager for the BioPharma Credit funds. Established in 2009, funds managed by Pharmakon Advisors have committed $12.9 billion across 82 investments.

Key terms of the asset purchase agreement with Heron, the loan facility and other agreements referenced herein will be described in a Current Report on Form 8-K to be filed by CorMedix with the Securities and Exchange Commission.

Heron Commentary

Following the closing, Heron will exit the operation of its current biotechnology business and other historical operations, but it does not intend to liquidate and will remain a publicly traded company. Heron will retain significant federal and state net operating loss carryforwards (approximately $2.3 billion as of September 30, 2026), certain other tax attributes and other material assets, including the shares of CorMedix common stock issued to Heron, the right to receive future royalties and earn-out payments, and cash on hand. Following the closing, the Heron Board of Directors intends to actively evaluate various strategic transactions and opportunities for the use of the proceeds of the transaction, including acquiring or investing in additional businesses or assets, which may or may not be pharmaceutical or biotechnology businesses or assets. Such opportunities may include, but are not limited to, the acquisition of products, product candidates, milestone payments and royalty streams, programs or technologies as well as pursuing strategic alliances, joint ventures, investments in complementary businesses, out-licensing and in-licensing agreements, divestitures or other transactions. It is currently uncertain what businesses or assets Heron may acquire or invest in following the closing of the transaction, and the Heron Board of Directors intends to evaluate opportunities to create value for the benefit of stockholders.

Key terms of the asset purchase agreement with CorMedix and other agreements referenced herein will be described in a Current Report on Form 8-K to be filed by Heron with the Securities and Exchange Commission.

Third Quarter 2026 Financial Results

CorMedix will report third quarter 2026 financial results on November 12, 2026. Please refer to CorMedix’s press release issued here to register and for more information.

Heron reports its third quarter 2026 financial results today, November 9, 2026. In light of the transaction with CorMedix, Heron will not hold an associated conference call.

Advisors

Moelis & Company LLC is serving as exclusive financial and financing advisor to CorMedix, and Willkie Farr & Gallagher LLP is serving as legal counsel. Leerink Partners is serving as exclusive financial advisor to Heron, and DLA Piper LLP (US) is serving as legal counsel.

Conference Call and Webcast

CorMedix will host a conference call and webcast today at 4:30 p.m. EST to discuss the transaction. To participate by telephone, please see information listed below. The live webcast will also be available on the Presentations and Events page within the Investors section of the CorMedix website at https://www.cormedix.com. A replay will be available on the CorMedix website following the call.

Investor Call Information: Monday, November 9th at 4:30 p.m. EST

Domestic: 1-800-715-9871

International: 1-646-307-1963

Webcast: Webcast Link

About CorMedix

CorMedix Therapeutics is a biopharmaceutical company focused on developing and commercializing therapeutic products for the prevention and treatment of life-threatening conditions and diseases in the United States. CorMedix is focused on selling and marketing products in institutional care settings in the U.S. and has field-based medical and commercial infrastructure deployed in hospitals, clinics and infusion centers. For more information visit: www.cormedix.com.

About Heron Therapeutics

Heron Therapeutics, Inc. is a commercial-stage biotechnology company focused on improving the lives of patients by developing and commercializing therapeutic innovations that improve medical care. Our advanced science, patented technologies, and innovative approach to drug discovery and development have allowed us to create and commercialize a portfolio of products that aim to advance the standard-of-care for acute care and oncology patients. For more information, visit www.herontx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as, but not limited to, “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “guidance,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” “would,” and similar expressions. All statements, other than statements of historical facts, should be considered forward-looking statements, including, but not limited to, statements regarding the proposed transaction by CorMedix to purchase substantially all of the assets of Heron (the “Proposed Transaction”); Heron’s ability to provide an additional revenue base of four FDA-approved commercial brands, with opportunities to drive future growth; the expected timing of closing; the anticipated benefits of the Proposed Transaction, including expected synergies, diversification of revenue base and the expectation that the Proposed Transaction will be accretive to earnings; statements regarding product strategy, growth and label expansion opportunities; development and expectations of CorMedix’s and Heron’s product pipeline, results of real-world studies, expectations regarding product utilization, reimbursement rates, and market access, including changes in CMS reimbursement methodology; the potential achievement of earn-out milestones and royalty payments; the commercial potential of ZYNRELEF and the other acquired products; the development of the acquired pipeline program; the terms, funding and availability of the Pharmakon term loan facility; CorMedix's ability to pursue future business development transactions; estimates of total addressable market size; and Heron’s plans following the closing, including its expectation to remain a publicly traded company.

These statements are based on current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including: the failure to obtain Heron stockholder approval or required regulatory clearances, or to satisfy other closing conditions, on a timely basis or at all; CorMedix's ability to successfully integrate the acquired assets, achieve anticipated synergies, accretion, and EBITDA or Adjusted EBITDA on a timely basis or at all; the amount of any adjustments to the consideration under the asset purchase agreement; the occurrence of any event that could give rise to termination of the asset purchase agreement, including circumstances requiring Heron to pay a termination fee; the risk that CorMedix’s or Heron’s stock price may decline if the Proposed Transaction is not completed; fluctuations in the price of CorMedix common stock; dilution to CorMedix’s stockholders; disruption to CorMedix’s and Heron’s business relationships with customers, suppliers and employees, including as a result of the announcement or pendency of the Proposed Transaction, and diversion of management's attention; restrictions on the conduct of Heron's business while the Proposed Transaction is pending; unexpected costs, liabilities or delays relating to the Proposed Transaction and the acquired products; market acceptance and reimbursement of the acquired products, including continued eligibility for separate payment under the NOPAIN Act; changes to reimbursement rates and methodology, customer utilization, and other factors impacting the demand for CorMedix’s and Heron’s products; competition; manufacturing and supply risks; the incurrence of indebtedness and compliance with covenants under the Pharmakon facility; litigation relating to the Proposed Transaction; uncertainty about CorMedix’s or Heron’s business, operations and strategy after the consummation of the Proposed Transaction, including (i) the risk that Heron may not identify, pursue or complete an acquisition of, or investment in, another business, (ii) the risk that Heron may not find opportunities to utilize its NOLs after the consummation of the Proposed Transaction or that its ability to use its NOLs may be limited or lost, (iii) Heron's plans with respect to shares of CorMedix common stock received by Heron as consideration in the Proposed Transaction, including uncertainty and timing of any sales, transfers or other distributions of such shares, (iv) the risk that the value of CorMedix common stock received by Heron as consideration in the Proposed Transaction may decline and that Heron may be unable to sell or otherwise monetize such shares when or at the price it expects and (v) Heron's lack of operating revenues or material operations following the closing, the risk that Heron may not regain or maintain compliance with Nasdaq's continued listing requirements, and the risk that Heron may be deemed an investment company under the Investment Company Act of 1940; and the other risks described in the periodic reports filed by CorMedix and Heron with the Securities and Exchange Commission ("SEC"), including their most recent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from CorMedix and Heron, as applicable. All forward-looking statements are expressly qualified in their entirety by this cautionary statement, and readers are cautioned not to place undue reliance on them. Forward-looking statements speak only as of the date of this press release, and neither CorMedix nor Heron undertakes any obligation to update them, except as required by law.

Non-GAAP Financial Information

This press release includes financial measures that do not conform to generally accepted accounting principles (“GAAP”). These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. CorMedix does not provide reconciliations for non-GAAP estimates on a forward-looking basis when it is unable to provide a meaningful or accurate calculation or estimation of reconciling items or the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and amount of various items that have not yet occurred, are out of CorMedix’s control and/or cannot be reasonably predicted. For the same reasons, CorMedix is unable to address the probable significance of the unavailable information.

Additional Information and Where to Find It

In connection with the Proposed Transaction, Heron intends to file with the SEC a proxy statement on Schedule 14A. Each of CorMedix and Heron may also file other relevant documents with the SEC regarding the Proposed Transaction. This press release is not a substitute for the proxy statement or any other document that Heron may file with the SEC. Heron will mail the definitive proxy statement to its stockholders. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, as well as any amendments or supplements to those documents, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and stockholders may obtain these documents free of charge at the SEC's website, www.sec.gov, and on the Investors section of the CorMedix’s investor relations website at https://cormedix.com/investors/ and Heron’s investor relations website at https://ir.herontx.com/.

Participants in the Solicitation

CorMedix, Heron and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Heron's stockholders in connection with the Proposed Transaction. Information about the directors and executive officers of Heron, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in its proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 30, 2026, which is available online at https://www.sec.gov/ix?doc=/Archives/edgar/data/818033/000119312526196306/hrtx-20260430.htm, under the headings "Information Concerning the Board of Directors," "Information Concerning Executive Officers," "Corporate Governance – 2025 Director Compensation," "Security Ownership of Certain Beneficial Owners and Management," "Certain Relationships and Related Person Transactions" and "Executive Compensation," and information about the directors and executive officers of CorMedix, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in its proxy statement for its 2026 annual meeting of stockholders, filed with the SEC on April 29, 2026, which is available online at https://www.sec.gov/ix?doc=/Archives/edgar/data/1410098/000121390026049311/ea0286136-05.htm, under the headings "Proposal No. 1 – Approval of the Director Election Proposal," "Corporate Governance – Executive Officers," "Security Ownership of Certain Beneficial Owners and Management," "Director Compensation," "Executive Compensation" and "Certain Relationships and Related Transactions," and, in each case, in subsequently filed Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Forms 3, 4 and 5. Additional information regarding the interests of such participants will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Other information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be set forth in Heron's definitive proxy statement and other relevant materials to be filed with the SEC regarding the Proposed Transaction when such materials become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any voting or investment decisions. Copies of these documents may be obtained, free of charge, from the sources indicated above.

No Offer or Solicitation

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The shares of CorMedix common stock to be issued to Heron in the Proposed Transaction will be issued in a private placement in reliance on an exemption from the registration requirements of the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

Contacts

CorMedix —

Investors:

Dan Ferry
Managing Director
LifeSci Advisors
daniel@lifesciadvisors.com
(617) 430-7576

Heron Therapeutics —

Investor Relations and Media:

Ira Duarte

Executive Vice President, Chief Financial Officer

Heron Therapeutics, Inc.

iduarte@herontx.com

858-251-4400